BioCal's Exhibit 3.1 Articles of Incorporation

                    ARTICLES OF INCORPORATION
                                OF
                     BIOCAL TECHNOLOGY, INC.

                                I

The name of the corporation is:    BIOCAL TECHNOLOGY, INC.

                                II

The purpose of the corporation is to engage in any lawful act or activity for which the corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                               III

The name and complete address of the corporation's initial age for the service of process is:

                    Sing Tien Chiang
                    4993 Bella Collina St.
                    Oceanside, CA 92056

                                IV

The total number of shares which this corporation is authorized to issue is Ten Million (10,000,000), all of the same class, designated as "Common Stock".

                                V

This liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporation Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by
Section 317 of the Corporations Code, subject to limits on such excess indemnification set forth in Section 204 of the Corporations Code.

     For the purpose forming the corporation under the laws of the State of California, the undersigned incorporator has executed these Articles of Incorporation.

Date:  February 15, 1999                /s/Sing Tien Chiang

                                        Sing Tien Chiang

     Sing Tien Chaing declares that he is the person who executed the foregoing Articles of Incorporation and that said instrument is his act and deed.

                                        /s/Sing Tien Chiang

                                        Sing Tien Chiang
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